Exhibit 99.1

NEWS RELEASE	Media Contact:	Investor Relations Contact:
FOR IMMEDIATE RELEASE	Andrew Samuel	Brent Smith
	717.724.2800	717.724.4666

TOWER BANCORP, INC. REPORTS RECORD THIRD QUARTER EARNINGS

Net Income increased to $6.2 million or $0.52 Per Diluted Share

Net Interest Margin Remains Strong at 4.17%

Board of Directors Declares Cash Dividend Payable November 30, 2011

HIGHLIGHTS FROM THE THIRD QUARTER OF 2011

•

Net Income and Net Income per Diluted Share Growth: Net income increased to $6.2 million, or $0.52 per diluted share, for the third quarter of 2011. This represented a 79.3% increase in net income per diluted share compared $0.29 for the quarter ended June 30, 2011. Net income per diluted share also increased 48.6% compared to $0.35 for the quarter ended September 30, 2010.

•	Net Interest Margin Strength: The net interest margin totaled 4.17% for the third quarter of 2011 compared to 4.23% for the second quarter of 2011 and 3.64% for the third quarter of 2010.

•

Further Decrease in Non-Interest Expense: Non-interest expense totaled $19.4 million for the third quarter of 2011, which represents a decrease of $3.4 million or 14.8% compared to $22.8 million for the second quarter of 2011.

•

Asset Quality Strength: Non-performing assets decreased to $32.9 million, or 1.30% of total assets, at September 30, 2011. This represents a 20.4% decrease in non-performing assets compared to $41.3 million or 1.64% at June 30, 2011.

October 26, 2011 HARRISBURG, PA - Tower Bancorp, Inc. (NASDAQ: TOBC) (the “Company”), the parent company of Graystone Tower Bank (the “Bank”), reported record net income available to shareholders of $6.2 million or $0.52 per diluted share for the third quarter of 2011, an increase of $2.7 million or $0.23 per diluted share when compared to the second quarter of 2011 and an increase of $3.7 million or $0.17 per diluted share when compared to the third quarter of 2010.

Operating (non-GAAP) income, that is net income recognized in accordance with Generally Accepted Accounting Principles (“GAAP”) adjusted for merger-related expenses, restructuring charges, and nonrecurring transactions, also totaled $6.2 million for the quarter ended September 30, 2011. Operating (non-GAAP) income increased $2.1 million when compared to the second quarter of 2011, and $3.6 million when compared to the third quarter of 2010.

Board of Directors Declares $0.14 per Share Dividend, Payable on November 30, 2011

Andrew Samuel, Chairman and CEO, reported that the Board of Directors declared a quarterly cash dividend of $0.14 per share, payable on November 30, 2011 to shareholders of record at the close of business on November 15, 2011.

Review of Balance Sheet and Credit Quality

Total assets at September 30, 2011 totaled $2.5 billion, representing an increase of $13.2 million or 0.5% from June 30, 2011. Total gross loans held for investment increased $24.4 million or 1.2% from $2.04 billion at June 30, 2011 to $2.06 billion at September 30, 2011. Total commercial loans increased $31.0 million from June 30, 2011 to $1.58 billion at September 30, 2011, representing an annualized growth rate of 8.0%. Total consumer and other loans and residential mortgages held for investment increased $6.0 million and decreased $12.8 million, respectively, from June 30, 2011 to September 30, 2011. Loans held for sale, representing agency-conforming residential mortgages originated for sale, increased $14.4 million during the third quarter of 2011 to $30.1 million at September 30, 2011.

The investment portfolio decreased $55.3 million or 26.4% from June 30, 2011 to $153.9 million at September 30, 2011. The investment portfolio represents approximately 6.1% of total assets as of September 30, 2011. At September 30, 2011 liquid assets (defined as cash and cash equivalents, loans held for sale, and securities available for sale exclusive of securities pledged as collateral or used in connection with customer repurchase agreements) totaled approximately $233.8 million or 10.9% of total deposits. This compares to $222.4 million, or 10.4%, of total deposits, at June 30, 2011.

Total deposits were stable, increasing $6.6 million or 0.3% during the third quarter of 2011. The Company’s deposit mix continued to be weighted heavily in lower cost demand, savings and money market accounts, which comprised 60.1% and 61.7% of total deposits at September 30, 2011 and June 30, 2011, respectively. As of September 30, 2011, total non-reciprocal brokered deposits represented 7.1% of total deposits. The average cost of deposits increased by 3 basis points from 0.88% for the quarter ended June 30, 2011 to 0.91% for the quarter ended September 30, 2011. At September 30, 2011, the Company had a weighted average cost of deposits of 1.03% exclusive of amortization from purchase accounting adjustments compared to 1.01% at June 30, 2011.

The provision for loan losses was $1.3 million during the third quarter of 2011 compared to $1.5 million for the second quarter of 2011 and $1.6 million for the third quarter of 2010. The allowance for loan losses at September 30, 2011 of $11.9 million is generally unchanged from the balance at June 30, 2011. The provision for loan losses for the third quarter of 2011 covered net loan charge-offs of approximately $1.2 million. The annualized rate of net charge-offs to average loans for the third quarter of 2011 and for the nine months ended September 30, 2011 were 0.24%, and 0.42%, respectively.

At September 30, 2011, non-performing assets totaled $32.9 million, a decrease of $8.4 million or 20.4% in comparison to the second quarter of 2011. Loans delinquent for greater than ninety days and still accruing interest increased $1.5 million and other real estate owned increased $0.8 million. During the third quarter of 2011, non-accrual loans decreased by $10.7 million to $22.8 million at September 30, 2011. Approximately $10.3 million of the decrease in non-accrual loans was attributable to a single lending relationship. The loans attributable to this relationship were previously restructured and have performed in accordance with the revised terms. Acquired loans deemed to be impaired at the time of purchase in accordance with Accounting Standard Codification 310-30-30, previously known as Statement of Position (SOP) 03-3, “Accounting for Certain Loans Acquired in a Transfer,” have been recorded at their fair value based on anticipated future cash flows at the time of acquisition and are considered to be performing loans as the Company expects to fully collect the new carrying value (i.e. fair value) of the loans. For these loans acquired through the Company’s acquisition of First Chester County Corporation (the “First Chester Merger”), the Company recorded a reduction of $29.7 million to their carrying value to record them at fair value at the time of acquisition. As such, these loans have been excluded from non-performing assets for all periods discussed.

The ratio of non-performing assets to total assets at September 30, 2011 declined to 1.30% from 1.64% at June 30, 2011. Although the third quarter allowance for loan loss to non performing loans of 41.6% is lower than the industry average, nearly half of the loan portfolio has been marked to market through purchase accounting in connection with the First National Bank of Greencastle and First National Bank of Chester County acquisitions. When including general credit fair value adjustments recorded on the loan portfolio and the allowance for loan loss, the adjusted (non-GAAP) allowance for loan losses to non-performing loans is 96.6% at September 30, 2011.

GAAP requires that expected credit losses associated with loans obtained in an acquisition be reflected at fair value as of each respective acquisition date and prohibits the carryover of the acquired entity’s allowance for loan losses. Accordingly, the Company’s management believes that presentation of the adjusted (non-GAAP) allowance for loan losses, consisting of the allowance for loan losses plus the credit fair value adjustment on loans purchased in merger transactions, is useful for investors to understand the complete allowance that is recorded as a representation of future expected losses over the Company’s loan portfolio. The details of this calculation and reconciliation of GAAP and non-GAAP measures are provided in the Selected Financial Data tables found later in this release.

Review of Income Statement

Net income for the third quarter of 2011 equaled $6.2 million or $0.52 per diluted share, which reflects an increase of $2.7 million or $0.23 per diluted share as compared to the second quarter of 2011 and an increase of $3.7 million or $0.17 per diluted share when compared to the third quarter of 2010. Operating (non-GAAP) income for the third quarter of 2011 was also $6.2 million, an increase of $2.1 million when compared to the second quarter of 2011 and $3.6 million when compared to the third quarter of 2010.

Net interest income for the third quarter was $23.9 million reflecting a decrease of $435 thousand as compared to the second quarter of 2011. Net interest income for the third quarter of 2011 increased $10.5 million when compared to the third quarter of 2010. Net interest margin was 4.17% for the quarter ending September 30, 2011. This reflects a decrease of 6 basis points when compared to the second quarter of 2011 and an increase of 53 basis points when compared to the third quarter of 2010. Average investments decreased $19.3 million and average loans decreased $3.0 million, when compared to the second quarter of 2011, while the average rate received on interest earning assets decreased by 2 basis points. The average balance of interest-bearing liabilities for the third quarter of 2011 decreased by $21.9 million while the average rate paid increased by 5 basis points compared to the second quarter of 2011. Exclusive of the amortization of purchase accounting fair value adjustments, when comparing the third quarter 2011to the second quarter of 2011, yield on interest earning assets would have been down 6 basis points to 5.01%, the cost of interest bearing liabilities would have been flat at 1.40%, and net interest margin would have been down 3 basis points to 3.83%.

Noninterest income was $5.7 million for the third quarter of 2011, which represents an increase of $825 thousand or 17.0% when compared to the second quarter of 2011. Gains on the sale of investment securities were $884 thousand for the third quarter of 2011 as compared to $35 thousand in the second quarter of 2011 and $249 thousand in the third quarter of 2010. Noninterest income increased $2.7 million when compared to the third quarter of 2010. These increases are mostly the result of additional revenue streams acquired through the First Chester Merger and gains on the sale of securities recognized in the third quarter of 2011.

Noninterest expense was $19.4 million for the third quarter of 2011. When comparing the third quarter of 2011 to the second quarter of 2011, non-interest expenses decreased $3.4 million or 14.9%. This is driven primarily by a reduction in salary and benefit costs as the Company continued to realize cost savings resulting from the First Chester Merger, and reductions in professional service fees and merger related expenses. Noninterest expense increased $8.4 million or 76.9% when compared to the third quarter of 2010, primarily resulting from expenses related to operating a significantly larger organization in 2011 as compared to 2010.

Income tax expense for the third quarter of 2011 was $2.7 million, which resulted in an effective tax rate of 30.2%, compared to 29.9% for the second quarter of 2011 and 33.6% for the third quarter of 2010.

Residential Mortgage Segment

The Residential Mortgage Segment recognized a loss of $24 thousand during the third quarter of 2011. This compares to a loss of $1.2 million during the second quarter of 2011. During the first six months of 2011, the Company substantially restructured the residential mortgage operations acquired in connection with the First Chester Merger. As part of the restructuring, the Company intentionally reduced the size of its residential mortgage operations, which resulted in a decrease of loans held for sale from $147.3 million at December 31, 2010 to $30.1 million at September 30, 2011. The results of third quarter of 2011 reflect a revenue stream and downsized infrastructure that is predominantly limited to serving customers throughout the Company’s footprint.

Merger with Susquehanna Bancshares, Inc.

On June 20, 2011, the Company announced the signing of a definitive agreement with Susquehanna Bancshares, Inc. (“Susquehanna”) pursuant to which the Company will be acquired in a stock and cash transaction valued at approximately $343.0 million at the time of announcement. Under the terms of the merger agreement, the Company’s shareholders will have the option of receiving either 3.4696 shares of Susquehanna common stock or $28.00 in cash for each share of Tower common stock, with $88.0 million of the total consideration being paid in cash. The final transaction value will be determined at the closing of the acquisition based on the stock price of Susquehanna at that time. The merger is anticipated to close in February 2012, subject to shareholder and regulatory approvals and other customary closing conditions.

Supplemental Information – Explanation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. These measures include tangible assets, tangible common equity, operating income and performance and capital ratios derived from the foregoing. Tangible assets and tangible common equity are derived by reducing the balance of assets and equity, respectively, by the amount of GAAP reported goodwill and other intangible assets. Operating income is calculated by adjusting net income available to common shareholders for merger-related expenses, restructuring charges, and other nonrecurring transactions that occurred during the period presented, since such expenses are considered by management to be “non-operating” in nature. The Company calculates the return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from the calculation of return on average equity. Management refers to tangible common equity, tangible assets and related ratios and calculations derived from the foregoing because it believes such measures are useful in assessing the strength of the Company’s capital position. The Company believes the presentation of these non-GAAP financial measures provide useful supplemental information that is essential to an investor’s proper understanding of the operating results of the Company’s core businesses. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These non-GAAP disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP measures are included as tables at the end of this release.

About Tower Bancorp, Inc.

Tower Bancorp, Inc. is the parent company of Graystone Tower Bank, a full-service community bank operating 49 branch offices in central and southeastern Pennsylvania and Maryland through three divisions, Graystone Bank, Tower Bank, and 1N Bank. With total assets of approximately $2.5 billion, Tower Bancorp’s unparalleled competitive advantage is its employees and a strong corporate culture paired with a clear vision that provides customers with uncompromising service and individualized solutions to every financial need. Tower Bancorp’s common stock is listed on the NASDAQ Global Select Market under the symbol “TOBC.” More information about Tower Bancorp and its divisions can be found on the internet at www.yourtowerbank.com, www.graystonebank.com, 1nbank.com and www.towerbancorp.com.

Safe Harbor for Forward-Looking Statements

This document contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on the Company’s current expectations, estimates and projections about future events. This includes statements regarding the future performance of Susquehanna, the timing of the merger transaction, the business plans and integration efforts once the transaction is complete, and the impact of the transaction and Susquehanna’s acquisition of Abington Bancorp, Inc., on Susquehanna’s earnings, market share and capital position. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties, such as whether the merger will be approved by the shareholders of Susquehanna and the Company or by regulatory authorities, whether each of the other conditions to closing set forth in the merger agreement will be met, Susquehanna’s ability to integrate the Company as planned and the general effects of financial, economic, regulatory and political conditions affecting the banking and financial services industries. Accordingly, actual results may differ materially. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For additional factors that may affect future results, please see filings made by Susquehanna and the Company with the Securities and Exchange Commission (“SEC”), including their Annual Reports on Form 10-K for the year ended December 31, 2010, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger of the Company and Susquehanna (the “Merger”), Susquehanna has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which has been declared effective by the SEC and includes a joint proxy statement/prospectus and other relevant documents that have been distributed to the shareholders of the Company and Susquehanna. Investors and security holders of Susquehanna and the Company are encouraged to read the registration statement and the joint proxy statement/prospectus relating to the proposed transaction and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about the Company, Susquehanna and the Merger. The joint proxy statement/prospectus and other relevant materials, and any other documents filed by Susquehanna or the Company with the SEC, may be obtained free of charge at the SEC’s Web site at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting Brent Smith, Tower Bancorp, Inc., 112 Market Street, Harrisburg, PA 17101, telephone: 717-724-4666 or from Tower’s web site at http://www.towerbancorp.com. Investors and security holders may obtain free copies of the documents filed with the SEC by Susquehanna by contacting Abram G. Koser, Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, PA 17543, telephone: 717-626-4721 or from Susquehanna’s web site at http://www.susquehanna.net.

Susquehanna, the Company and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from shareholders of Susquehanna and the Company in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of Susquehanna and the Company in connection with the proposed Merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about the executive officers and directors of Susquehanna in its Annual Report on Form 10-K for the year ended December 31, 2010 and in its joint proxy statement/prospectus filed with the SEC on March 18, 2011. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2010 and in its definitive proxy statement filed with the SEC on April 8, 2011.

Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials before making any voting or investment decision with respect to the Merger.

Tower Bancorp, Inc. and Subsidiary

Consolidated Balance Sheets

September 30, 2011, June 30, 2011, December 31, 2010 and September 30, 2010

(Amounts in thousands, except share data)

	September 30, 2011	June 30, 2011	December 31, 2010	September 30, 2010
	(unaudited)	(unaudited)		(unaudited)
Assets
Cash and due from banks	$116,418	$77,734	$219,741	$28,434
Federal funds sold	14,547	17,738	28,738	17,831

Cash and cash equivalents	130,965	95,472	248,479	46,265
Securities available for sale	153,919	209,209	102,695	145,428
Restricted investments	12,629	13,283	14,696	6,254
Loans held for sale	30,095	15,664	147,281	12,851
Loans, net of allowance for loan losses of $11,925, $11,869, $14,053 and $12,717	2,052,300	2,027,998	2,058,191	1,308,820
Premises and equipment, net	52,808	54,235	56,388	29,555
Accrued interest receivable	6,956	7,150	7,856	5,220
Deferred tax asset, net	15,369	15,401	19,526	1,488
Bank owned life insurance	40,856	40,466	39,670	37,906
Goodwill	18,305	17,996	16,750	11,935
Other intangible assets, net	6,333	6,697	7,493	2,871
Other real estate owned	4,293	3,520	4,647	879
Other assets	14,865	19,403	23,617	9,369

Total assets	$2,539,693	$2,526,494	$2,747,289	$1,618,841

Liabilities and equity
Liabilities
Deposits:
Non-interest bearing	$292,619	$304,541	$301,210	$125,174
Interest bearing	1,861,153	1,842,659	1,998,688	1,230,543

Total deposits	2,153,772	2,147,200	2,299,898	1,355,717
Securities sold under agreements to repurchase	10,555	7,161	6,605	7,102
Short-term borrowings	56	43	55,039	5,037
Long-term debt	87,887	87,856	87,800	72,398
Accrued interest payable	1,625	1,713	1,950	1,084
Other liabilities	24,174	25,633	38,111	11,667

Total liabilities	2,278,069	2,269,606	2,489,403	1,453,005

Equity
Common stock, no par value; 50,000,000 shares authorized; 12,110,545 issued and 12,007,187 outstanding at September 30, 2011, and June 30, 2011, 12,074,757 issued and 11,971,399 outstanding at December 31, 2010 and 7,287,158 issued and 7,183,800 outstanding at September 30, 2010.	—	—	—	—
Additional paid-in capital	272,368	272,292	271,350	173,175
Accumulated deficit	(9,311)	(13,852)	(10,868)	(4,431)
Accumulated other comprehensive income	2,595	2,155	251	1,143
Less: cost of treasury stock, 103,358 at September 30, 2011 June 30, 2011, December 31, 2010, and September 30, 2010	(4,093)	(4,093)	(4,093)	(4,093)

Total stockholders’ equity	261,559	256,502	256,640	165,794
Noncontrolling interests	65	386	1,246	42

Total equity	261,624	256,888	257,886	165,836

Total liabilities and equity	$2,539,693	$2,526,494	$2,747,289	$1,618,841

Tower Bancorp, Inc. and Subsidiary

Consolidated Statements of Operations

Three Months Ended September 30, 2011, June 30, 2011 and September 30, 2010 and Nine Months Ended September 30, 2011 and 2010

(Amounts in thousands, except share data)

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income
Loans, including fees	$29,065	$28,979	$17,852	$87,243	$51,632
Securities	1,108	1,389	1,020	3,470	3,223
Federal funds sold and other	42	41	24	180	98

Total interest income	30,215	30,409	18,896	90,893	54,953
Interest expense
Deposits	4,959	4,800	4,492	14,275	13,645
Short-term borrowings	69	65	177	323	482
Long-term debt	1,288	1,210	856	3,658	2,503

Total interest expense	6,316	6,075	5,525	18,256	16,630

Net interest income	23,899	24,334	13,371	72,637	38,323
Provision for loan losses	1,300	1,500	1,600	4,450	4,950

Net interest income after provision for loan losses	22,599	22,834	11,771	68,187	33,373
Noninterest income
Service charges on deposit accounts	1,130	1,128	832	3,367	2,377
Fiduciary fees and brokerage commissions	905	1,066	87	2,868	225
Other service charges, commissions and fees	1,003	950	493	2,857	1,563
Gain on sale of mortgage loans originated for sale	1,076	1,128	656	3,672	1,250
Impairment losses on securities available for sale	—	(63)	(70)	(63)	(138)
Income from bank owned life insurance	390	387	566	1,186	1,300
Other income	1,179	262	414	1,966	772

Total noninterest income	5,683	4,858	2,978	15,853	7,349
Noninterest expenses
Salaries and employee benefits	9,770	11,297	5,521	34,177	15,906
Occupancy and equipment	4,031	3,952	1,805	12,353	5,236
Amortization of intangible assets	343	344	160	1,093	496
FDIC insurance premiums	526	764	564	2,184	1,500
Advertising and promotion	508	697	231	1,770	740
Data processing	1,162	1,096	740	3,413	1,894
Communication	298	364	278	1,377	771
Professional service fees	700	961	385	2,862	1,197
Impairment on fixed assets	—	—	—	—	920
Other operating expenses	2,068	2,332	1,149	8,157	3,501
Restructuring charges	61	414	—	1,635	—
Merger related expenses	(92)	538	117	693	304

Total noninterest expenses	19,375	22,759	10,950	69,714	32,465

Income before income taxes	8,907	4,933	3,799	14,326	8,257

Income tax expense	2,686	1,476	1,275	4,308	2,647

Income	6,221	3,457	2,524	10,018	5,610
Less: income from noncontrolling interest	2	(53)	22	71	26

Net income	$6,219	$3,510	$2,502	$9,947	$5,584

Per share data
Net income per shares
Basic	$0.52	$0.29	$0.35	$0.83	$0.78
Diluted	$0.52	$0.29	$0.35	$0.83	$0.78
Dividends declared	$0.14	$0.28	$0.28	$0.70	$0.84

Weighted average common shares outstanding
Basic	12,007,187	11,996,283	7,144,685	11,993,204	7,134,611
Diluted	12,016,724	11,999,772	7,144,721	11,999,215	7,137,508

Tower Bancorp, Inc. and Subsidiary

Yields on Average Interest-Earning Assets and Interest-Bearing Liabilities

Three months ended September 30, 2011 and 2010

(Amounts in thousands, except for rate data)

	For the Three Months Ended September 30,
	2011			2010
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
	(Amounts Unaudited)
Interest-earning assets:
Federal funds sold and other (3)	$6,255	$2	0.13%	$16,801	$24	0.57%
Investment securities (1)	204,724	1,199	2.32%	175,533	1,071	2.42%
Loans	2,069,430	29,065	5.57%	1,270,993	17,852	5.57%

Total interest-earning assets	2,280,409	30,266	5.27%	1,463,327	18,947	5.14%

Other assets	254,878			137,532

Total assets	$2,535,287			$1,600,859

Interest-bearing liabilities:
Interest-bearing non-maturity deposits	$1,012,046	1,409	0.55%	$794,970	2,138	1.07%
Time deposits	848,526	3,550	1.66%	423,415	2,354	2.21%
Borrowings	97,131	1,357	5.54%	85,863	1,033	4.77%

Total interest-bearing liabilities	1,957,703	6,316	1.28%	1,304,248	5,525	1.68%

Demand deposits	294,520			116,974
Other liabilities	23,937			13,738
Equity	259,127			165,899

Total liabilities and equity	$2,535,287			$1,600,859

Net interest spread			3.99%			3.46%
Net interest income and interest rate margin FTE		$23,950	4.17%		$13,422	3.64%

Tax equivalent adjustment		(91)			(51)

Net interest income		$23,859			$13,371

Ratio of average interest-earning assets to average interest-bearing liabilities	116.5%			112.2%

(1)	The average yields for investment securities available for sale are reported on a fully taxable-equivalent basis at a rate of 35% for 2011 and 34% for 2010.
(2)	Average loan balances include non-accrual loans.
(3)	Amounts exclude cash balances held at the Federal Reserve and any interest earned thereon.

Tower Bancorp, Inc. and Subsidiary

Yields on Average Interest-Earning Assets and Interest-Bearing Liabilities

For the Nine Months Ended September 30, 2011 and 2010

(Amounts in thousands, except for rate data)

	For the Nine Months Ended September 30,
	2011			2010
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
	(Amounts Unaudited)
Interest-earning assets:
Federal funds sold and other (3)	$15,821	$15	0.13%	$20,010	$98	0.65%
Investment securities (1)	197,883	3,732	2.52%	181,018	3,358	2.48%
Loans	2,093,762	87,243	5.57%	1,202,259	51,632	5.74%

Total interest-earning assets	2,307,466	90,990	5.27%	1,403,287	55,088	5.25%

Other assets	291,716			150,828

Total assets	$2,599,182			$1,554,115

Interest-bearing liabilities:
Interest-bearing non-maturity deposits	$1,045,110	4,347	0.56%	$749,017	6,470	1.15%
Time deposits	852,020	9,928	1.56%	425,697	7,175	2.25%
Borrowings	104,281	3,981	5.10%	85,691	2,985	4.66%

Total interest-bearing liabilities	2,001,411	18,256	1.22%	1,260,405	16,630	1.76%

Demand deposits	310,712			114,534
Other liabilities	30,515			14,138
Equity	256,544			165,038

Total liabilities and equity	$2,599,182			$1,554,115

Net interest spread			4.05%			3.48%
Net interest income and interest rate margin FTE		$72,734	4.21%		$38,458	3.66%

Tax equivalent adjustment		(262)			(135)

Net interest income		$72,472			$38,323

Ratio of average interest-earning assets to average interest-bearing liabilities	115.3%			111.3%

(1)	The average yields for investment securities available for sale are reported on a fully taxable-equivalent basis at a rate of 35% for 2011 and 34% for 2010.
(2)	Average loan balances include non-accrual loans.
(3)	Amounts exclude cash balances held at the Federal Reserve and any interest earned thereon.

Tower Bancorp, Inc. and Subsidiary

Selected Financial Information

(Dollars in thousands, except share data and ratios)

(Unaudited)

	September 30, 2011	June 30, 2011	December 31, 2010	September 30, 2010
Selected Balance Sheet Data:
Loans held for investment	$2,064,225	$2,039,867	$2,072,244	$1,321,537
Loans held for sale	30,095	15,664	147,281	12,851

Allowance for loans losses	$11,925	$11,869	$14,053	$12,717
Credit quality adjustment on loans purchased (1)	15,726	17,828	21,693	1,509

Adjusted (Non-GAAP) allowance for loan losses (9)	$27,651	$29,697	$35,746	$14,226

Total assets	$2,539,693	$2,526,494	$2,747,289	$1,618,841
Total deposits	2,153,772	2,147,200	2,299,898	1,355,717
Total borrowings and securities sold under agreements to repurchase	98,498	95,060	149,444	84,537
Total stockholders’ equity	261,559	256,502	256,640	165,794
Goodwill and other intangible assets	24,638	24,693	24,243	14,806
Tangible equity - Non-GAAP (9)	236,921	231,809	232,397	150,988
Tangible assets - Non-GAAP (9)	2,515,055	2,501,801	2,723,046	1,604,035

Shares outstanding at period end	12,007,187	12,007,187	11,971,399	7,183,800

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Selected Income Statement Data:
Interest income	$30,215	$30,409	$18,896	$90,893	$54,953
Interest expense	6,316	6,075	5,525	18,256	16,630

Net interest income	23,899	24,334	13,371	72,637	38,323
Provision for loan losses	1,300	1,500	1,600	4,450	4,950
Noninterest income	5,683	4,858	2,978	15,853	7,349
Noninterest expense	19,375	22,759	10,950	69,714	32,465

Net income before income taxes	8,907	4,933	3,799	14,326	8,257
Income tax expense	2,686	1,476	1,275	4,308	2,647
Less: Income from non-controlling interest	2	(53)	22	71	26

Net income	$6,219	$3,510	$2,502	$9,947	$5,584

Operating Income - Non-GAAP (9)	$6,199	$4,129	$2,619	$11,460	$6,532

Per Share Data:
Weighted average shares outstanding - basic	12,007,187	11,996,283	7,144,685	11,993,204	7,134,611
Weighted average shares outstanding - diluted	12,016,724	11,999,772	7,144,721	11,999,215	7,137,508
Book value per share	$21.78	$21.36	$23.08	$21.78	$23.08
Tangible book value per share - Non-GAAP (9)	$19.73	$19.31	$21.02	$19.73	$21.02
Basic earnings per share	$0.52	$0.29	$0.35	$0.83	$0.78
Diluted earnings per share	$0.52	$0.29	$0.35	$0.83	$0.78

Diluted operating income per share - Non-GAAP (9)	$0.52	$0.33	$0.37	$0.96	$0.91

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Performance Ratios:
Return on average assets	0.97%	0.55%	0.62%	0.51%	0.48%
Return on average equity	9.52%	5.51%	5.98%	5.18%	4.52%
Return on average tangible equity (Non-GAAP) (9)	11.10%	6.70%	6.99%	6.36%	5.42%
Net interest margin	4.17%	4.23%	3.64%	4.21%	3.66%
Efficiency ratio (2)	65.50%	77.96%	67.32%	78.78%	71.28%
Non-interest income to average assets	0.89%	0.76%	0.76%	0.82%	0.65%
Non-interest expenses to average assets	3.03%	3.55%	2.74%	3.59%	2.81%

Operating Performance Ratios (Non-GAAP) (9):
Return on average assets	0.97%	0.64%	0.65%	0.59%	0.56%
Return on average equity	9.49%	6.48%	6.26%	5.97%	5.29%
Return on average tangible equity (Non-GAAP)	11.07%	7.77%	7.30%	7.24%	6.14%
Net interest margin	4.17%	4.23%	3.64%	4.21%	3.66%
Efficiency ratio (2)	65.56%	75.84%	66.61%	77.07%	69.22%
Noninterest income to average assets	0.89%	0.76%	0.76%	0.82%	0.65%
Noninterest expenses to average assets	3.04%	3.41%	2.72%	3.47%	2.71%

	September 30, 2011	June 30, 2011	December 31, 2010	September 30, 2010
Asset Quality Ratios:
Allowance for loan losses to total loans (6)	0.58%	0.59%	0.64%	0.96%
Adjusted (Non-GAAP) allowance for loan losses to total loans (6) (8)	1.36%	1.49%	1.66%	1.07%
Non-accrual loans to total loans (6) (7)	1.12%	1.68%	0.82%	1.04%
Net charge-offs to average loans (3)	0.24%	0.92%	0.71%	0.16%
Non-performing assets to total assets (4)	1.30%	1.64%	0.87%	1.00%
Non-performing loans to total loans (5) (6)	1.40%	1.89%	0.89%	1.15%
Allowance for loan losses to non-performing loans (5)	41.64%	31.38%	73.40%	83.19%
Adjusted (Non-GAAP) allowance for loan losses to non-performing loans (5) (8)	96.55%	78.51%	186.69%	93.07%

Capital Ratios:
Total capital (to risk-weighted assets)	13.48%	13.53%	13.24%	13.20%
Tier 1 capital (to risk-weighted assets)	12.34%	12.17%	11.83%	11.14%
Tier 1 capital (to average assets)	9.96%	9.65%	13.45%	9.45%
Tangible equity to tangible assets - Non-GAAP (9)	9.42%	9.27%	8.53%	9.41%

(1)	The credit fair value adjustment relates to the risk of credit loss related to the non-impaired portfolio of purchased loans acquired through the merger between Tower Bancorp. Inc. and Graystone Financial Corp and loans acquired through the acquisition of First Chester County Corporation. It does not include the credit fair value adjustment of purchased impaired loans accounted for under ASC 310-30 (Statement of Position (SOP) 03-3).
(2)	Efficiency ratio is calculated as total noninterest expense divided by the total of net interest income and noninterest income.
(3)	Calculated as the annualized net loans charged off during the quarter ended divided by the average loans outstanding for the same quarter.
(4)	Non-performing assets equals the sum of non-accrual loans, loans past due 90 days or greater that are still accruing, and other real estate owned. Purchased impaired loans accounted for under ASC 310-30 are excluded from non-performing assets.
(5)	Non-performing loans equals the sum of non-accrual loans and loans past due 90 days or greater that are still accruing. Purchased impaired loans accounted for under ASC 310-30 are excluded from non-performing loans.
(6)	Total loans excludes purchased impaired loans accounted for under ASC 310-30 acquired as part of mergers and acquisitions. The total balance of these loans, net of fair value mark, is $54.7 million as of September 30, 2011, $58.0 million as of June 30, 2011, $61.6 million as of December 31, 2010, and $6.5 million as of September 30, 2010.
(7)	Non-accrual loans equals the sum of loans that have been placed on non-accrual status. Purchased impaired loans accounted for under ASC 310-30 are excluded from non-accrual loans.
(8)	Adjusted (Non-GAAP) allowance for loan losses includes the allowance for loan loss and the credit fair value adjustment to the risk of credit loss related to the non-impaired portfolio of purchased loans acquired through mergers and acquisitions.
(9)	This measure is considered to be a Non-GAAP measure. See the reconciliation of GAAP to Non-GAAP measures in the tables at the end of this release.

Tower Bancorp, Inc. and Subsidiary

Loan and Deposit Detail

(Dollars in thousands)

	0000000000	0000000000	0000000000	0000000000
	September 30, 2011	June 30, 2011	December 31, 2010*	September 30, 2010
	(Unaudited)	(Unaudited)		(Unaudited)
Loan detail:
Commercial:
Industrial	$1,080,084	$1,048,996	$1,073,666	$707,114
Real estate	315,201	304,025	305,423	179,064
Construction	184,466	195,741	183,729	138,863
Consumer:
Home equity	175,749	167,306	163,905	85,921
Other	61,024	63,421	65,305	34,100
Residential mortgage	247,337	260,099	280,154	176,555

Total loans	2,063,861	2,039,588	2,072,182	1,321,617
Deferred costs (fees)	364	279	62	(80)
Allowance for loan losses	(11,925)	(11,869)	(14,053)	(12,717)

Net loans	$2,052,300	$2,027,998	$2,058,191	$1,308,820

	0000000000	0000000000	0000000000	0000000000
	September 30, 2011	June 30, 2011	December 31, 2010	September 30, 2010
	(Unaudited)	(Unaudited)		(Unaudited)
Deposit detail:
Noninterest bearing transaction accounts	$292,619	$304,541	$301,210	$125,174
Interest checking accounts	346,759	332,621	305,701	124,106
Money market accounts	501,651	526,025	651,760	604,151
Savings accounts	152,889	161,481	160,305	70,138
Time deposits	859,855	822,532	880,922	432,148

Total deposits	$2,153,773	$2,147,200	$2,299,898	$1,355,717

*	Amounts have been reclassified in order to be comparable to the amounts disclosed as of September 30, 2011, and June 30, 2011

Tower Bancorp, Inc. and Subsidiary

Non-Performing Assets Detail

(Dollars in thousands)

	September 30, 2011	June 30, 2011	December 31, 2010	September 30, 2010
	(Unaudited)	(Unaudited)		(Unaudited)
Non-accrual loans
Commercial:
Industrial	$13,654	$24,172	$6,320	$4,697
Real estate	2,488	2,191	2,426	1,643
Construction	2,367	2,524	6,011	5,235
Consumer:
Home equity	220	218	115	54
Other	232	370	66	70
Residential mortgage	3,842	4,050	2,784	2,058

Total non-accrual loans	22,803	33,525	17,722	13,757
Accruing loans greater than 90 days past due
Commercial:
Industrial	2,771	2,781	—	—
Real estate	—	—	5	—
Construction	—	—	—	—
Consumer:
Home equity	226	89	351	293
Other	569	183	251	264
Residential mortgage	2,271	1,250	818	972

Total accruing loans greater than 90 days past due	5,837	4,303	1,425	1,529
Non-performing loans	28,640	37,828	19,147	15,286

Other real estate owned	4,293	3,520	4,647	879

Non-performing assets	$32,933	$41,348	$23,794	$16,165

	September 30, 2011	June 30, 2011	December 31, 2010	September 30, 2010
	(Unaudited)	(Unaudited)		(Unaudited)
Accruing loans 30 to 89 days past due	$20,291	$18,219	$30,865	$11,388
Accruing loans greater than 90 days past due	5,837	4,303	1,425	1,528
Non-accrual loans	22,803	33,525	17,722	13,757

Total delinquencies	$48,931	$56,047	$50,012	$26,673

Tower Bancorp, Inc. and Subsidiary

Allowance for Loan Losses Quarterly Rollforward

(Dollars in thousands)

	September 30, 2011	June 30, 2011	December 31, 2010	September 30, 2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance, beginning of quarter	$11,869	$15,116	$12,717	$11,619
Provision for loan losses	1,300	1,500	4,100	1,600
Charge-offs
Commercial:
Industrial	(502)	(409)	(1,460)	(113)
Real estate	—	—	(574)	—
Construction	—	(4,250)	(431)	—
Consumer:
Home equity	—	—	(55)	(65)
Other	(437)	(38)	—	(62)
Residential mortgage	(323)	(81)	(255)	(271)

Total charge-offs	(1,262)	(4,778)	(2,775)	(511)

Recoveries
Commercial:
Industrial	18	14	7	6
Real estate	—	—	—	—
Construction	—	—	—	—
Consumer:
Home equity	—	8	—	—
Other	—	9	3	1
Residential mortgage	—	—	1	2

Total recoveries	18	31	11	9

Net charge-offs	(1,244)	(4,747)	(2,764)	(502)

Balance, end of quarter	$11,925	$11,869	$14,053	$12,717

Tower Bancorp, Inc. and Subsidiary

Condensed Statement of Operations by Segment

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30, 2011
	Banking Segment	Residential Mortgage Segment	Elimination	Total
Interest income	$29,823	$547	$(155)	$30,215
Interest expense	6,310	161	(155)	6,316

Net interest income	23,513	386	—	23,899
Provision for loan losses	1,300	—	—	1,300
Noninterest income	4,597	1,086	—	5,683
Noninterest expense	17,910	1,496	—	19,406
Merger related expenses and restructuring charges	(46)	15	—	(31)

Net income (loss) before income taxes	8,946	(39)	—	8,907
Income tax expense (benefit)	2,704	(18)		2,686

Net income (loss) including noncontrolling interest	6,243	(22)	—	6,221
Less: Income from non-controlling interest	—	2	—	2

Net income (loss)	$6,243	$(24)	$—	$6,219

	Nine Months Ended September 30, 2011
	Banking Segment	Residential Mortgage Segment	Elimination	Total
Interest income	$89,401	$2,353	$(861)	$90,893
Interest expense	18,186	931	(861)	18,256

Net interest income	71,215	1,422	—	72,637
Provision for loan losses	4,450	—	—	4,450
Noninterest income	12,154	3,699	—	15,853
Noninterest expense	56,891	10,495	—	67,386
Merger related expenses and restructuring charges	1,624	704	—	2,328

Net income (loss) before income taxes	20,404	(6,078)	—	14,326
Income tax expense (benefit)	6,134	(1,826)	—	4,308

Net income (loss) including noncontrolling interest	14,270	(4,252)	—	10,018
Less: Income from non-controlling interest	4	67	—	71

Net income (loss)	$14,266	$(4,319)	$—	$9,947

Tower Bancorp, Inc. and Subsidiary

Reconciliation of GAAP to Non-GAAP Measures

(Dollars in thousands, except share data and ratios)

(Unaudited)

	September 30, 2011	June 30, 2011	December 31, 2010	September 30, 2010
Reconciliation of Non-GAAP Balance Sheet Data:
Total assets - GAAP	$2,539,693	$2,526,494	$2,747,289	$1,618,841
Less: Goodwill and other intangible assets	24,638	24,693	24,243	14,806

Total tangible assets - Non-GAAP	$2,515,055	$2,501,801	$2,723,046	$1,604,035

Total Stockholders’ equity - GAAP	$261,559	$256,502	$256,640	$165,794
Less: Goodwill and other intangible assets	24,638	24,693	24,243	14,806

Tangible equity - Non-GAAP	$236,921	$231,809	$232,397	$150,988

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Reconciliation of Non-GAAP Income Statement Data:
Net income - GAAP	$6,219	$3,510	$2,502	$9,947	$5,584
Plus: Merger related expenses	(92)	538	117	693	304
Plus: Restructuring charges	61	414	—	1,635	—
Plus: Impairment of fixed assets	—	—	—	—	920
Less: Tax effect of adjustments	11	(333)	—	(815)	(276)

Operating income - Non-GAAP	$6,199	$4,129	$2,619	$11,460	$6,532

Per Share Data:
Book value per share - GAAP	$21.78	$21.36	$23.08	$21.78	$23.08
Per share effect of intangible assets	(2.05)	(2.05)	(2.06)	(2.05)	(2.06)

Tangible book value per share - Non-GAAP	$19.73	$19.31	$21.02	$19.73	$21.02

Diluted earnings per share - GAAP	$0.52	$0.29	$0.35	$0.83	$0.78
Plus: Per share impact of merger related expenses	(0.01)	0.04	0.02	0.06	0.04
Plus: Per share impact of restructuring charges	0.01	0.03	—	0.14	—
Plus: Per share impact of impairment on fixed assets	—	—	—	—	0.13
Less: Per share impact of tax effect of adjustments	—	(0.03)	—	(0.07)	(0.04)

Diluted operating income per share - Non-GAAP	$0.52	$0.33	$0.37	$0.96	$0.91

Tower Bancorp, Inc. and Subsidiary

Reconciliation of GAAP to Non-GAAP Measures

(Dollars in thousands, except share data and ratios)

(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Performance Ratios:
Return on average assets - GAAP	0.97%	0.55%	0.62%	0.51%	0.48%
Effect of Non-GAAP adjustments to net (loss) income	0.00%	0.09%	0.03%	0.08%	0.08%

Operating return on average assets - Non-GAAP	0.97%	0.64%	0.65%	0.59%	0.56%

Return on average equity - GAAP	9.52%	5.51%	5.98%	5.18%	4.52%
Effect of Non-GAAP adjustments to net (loss) income	-0.03%	0.97%	0.28%	0.79%	0.77%

Operating return on average equity - Non-GAAP	9.49%	6.48%	6.26%	5.97%	5.29%

Return on average equity - GAAP	9.52%	5.51%	5.98%	5.18%	4.52%
Effect of goodwill and other intangible assets	1.58%	1.19%	1.01%	1.18%	0.90%

Return on average tangible equity - Non -GAAP	11.10%	6.70%	6.99%	6.36%	5.42%

Return on average tangible equity - Non -GAAP	11.10%	6.70%	6.99%	6.36%	5.42%
Effect of Non-GAAP adjustments to net (loss) income	-0.03%	1.07%	0.31%	0.88%	0.72%

Operating return on average tangible equity - Non-GAAP	11.07%	7.77%	7.30%	7.24%	6.14%

Efficiency ratio - GAAP	65.50%	77.96%	67.32%	78.78%	71.28%
Effect of Non-GAAP adjustments to net (loss) income	0.06%	-2.12%	-0.71%	-1.71%	-2.06%

Operating efficiency ratio - Non-GAAP	65.56%	75.84%	66.61%	77.07%	69.22%

Non-interest expenses to average assets - GAAP	3.03%	3.55%	2.74%	3.59%	2.81%
Effect of Non-GAAP adjustments to net (loss) income	0.01%	-0.14%	-0.02%	-0.12%	-0.10%

Operating non-interest expenses to average assets - Non-GAAP	3.04%	3.41%	2.72%	3.47%	2.71%

	00000	00000	00000	00000
	September 30, 2011	June 30, 2011	December 31, 2010	September 30, 2010
Asset Quality Ratios
Allowance for loan loss to total loans - GAAP	0.58%	0.59%	0.64%	0.96%
Effect of Non-GAAP adjustment	0.78%	0.90%	1.02%	0.11%

Adjusted (non-GAAP) allowance for loan loss to total loans	1.36%	1.49%	1.66%	1.07%

Allowance for loan loss to non performing loans - GAAP	41.64%	31.38%	73.40%	83.19%
Effect of Non-GAAP adjustment	54.91%	47.13%	113.29%	9.88%

Adjusted (non-GAAP) allowance for loan loss to non-performing loans	96.55%	78.51%	186.69%	93.07%

	00000	00000	00000	00000
	September 30, 2011	June 30, 2011	December 31, 2010	September 30, 2010
Capital Ratios:
Total equity to total assets - GAAP	10.30%	10.15%	9.34%	10.24%
Effect of intangible assets	-0.88%	-0.88%	-0.81%	-0.83%

Tangible common equity to tangible assets -Non-GAAP	9.42%	9.27%	8.53%	9.41%